Exhibit 99.1
PRESS RELEASE

INVESTOR/FINANCE CONTACT:
Rob Krolik
DigitalThink
415-625-4076
investorrelations@digitalthink.com



DigitalThink Raises $10 Million in Private Placement

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San Francisco,  CA - September 8, 2003 - DigitalThink,  Inc. (Nasdaq: DTHK), the
leader in custom e-learning for Fortune 1000 companies, today announced the completion of a private placement of 4,166,667 shares of common stock and warrants to purchase 1,458,333 shares of common stock, for gross proceeds to DigitalThink of $10,000,000. Under the terms of the private placement, the Company sold the shares of common stock for a price of $2.40 per share plus a warrant to purchase 0.35 of a share of common stock. The warrants to purchase DigitalThink common stock are exercisable at a price of $3.45 per share.

"This financing further strengthens our balance sheet providing the company greater flexibility to pursue sales growth opportunities and strategic acquisitions," said Michael Pope, president and chief executive officer at DigitalThink. "We are pleased that the new investors share our confidence in DigitalThink and our commitment to expanding the business."

The exercise price and the number of shares issuable upon exercise of the warrants will be subject to future adjustments in the event of certain issuances of DigitalThink equity securities for a common-equivalent per share price of less than the exercise price of the warrants. Proceeds from this private offering will be used for possible acquisitions and working capital purposes. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction, and in exchange for its services will receive a cash fee and similar warrants to purchase shares of common stock.
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The common stock and warrants issued in the transaction have not been registered under the  Securities  Act of 1933 and may not be  offered or sold in the United
States  absent  registration  or  an  applicable   exemption  from  registration
requirements. DigitalThink has agreed to register the common stock issued in the transaction and issuable upon exercise of the warrants for resale by the investors on Form S-3. As part of this transaction, the investors have the option to purchase up to an additional $5 million of common stock and warrants within a certain time frame.

About DigitalThink

DigitalThink is the leader in custom e-learning for Fortune 1000 companies. DigitalThink provides the right combination of courseware development, do-it-yourself capabilities, learning delivery, and industry-specific expertise. DigitalThink's customers include ADP Dealer Services, BearingPoint, Circuit City, EDS, Kinko's, Mazda and Red Hat. When learning matters, the proven choice is DigitalThink.

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"Safe Harbor" Statement Under the Private Securities Litigation Reform Act 1995:

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding DigitalThink's expectations, anticipations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding DigitalThink's expectations for fiscal 2004 and are based on management's projections and beliefs regarding DigitalThink's sales strategies, product capabilities, ability to control expenses, ability to recognize revenues from backlog, future sales, the applicability of DigitalThink's solutions to existing and prospective customers, growth of future enrollments, and the growth of the e-learning market. All forward-looking statements included in this release are based upon information available to DigitalThink as of the date hereof, and DigitalThink assumes no obligation to update any such forward-looking statement. Actual results could differ materially from DigitalThink's current expectations. Factors that could cause or contribute to such differences include, but are not limited to, our limited operating history, expected fluctuation of our quarterly revenues, our ability to recognize revenues in accordance with our expectations, our ability to maintain our relationships with our principal customers, successful hiring and retention of qualified staff in both the US and India, the continued success of our alliance program, and other factors and risks discussed in the Company's Annual Report on Form 10-Q for the fiscal quarter ended June 30, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov.